EXHIBIT 10.7.2

EXECUTION VERSION

SUBADVISORY INVESTMENT MANAGEMENT AGREEMENT

THIS SUBADVISORY INVESTMENT MANAGEMENT AGREEMENT is effective on December 19, 2012 ("Agreement") by and between US ALLIANCE INVESTMENT CORPORATION ("Adviser"), a corporation organized under the laws of the State of Kansas, and GENERAL RE — NEW ENGLAND ASSET MANAGEMENT, INC. ("Sub-Adviser"), a corporation organized under the laws of Delaware. This Agreement includes Schedules A through E, which are incorporated in their entirety by reference.

WHEREAS, the Adviser is the Investment Manager under that certain Investment Management Agreement by and between Adviser and US Alliance Life and Security Company (hereafter also referred to as "USAL" or "Adviser's Client") dated as of October 18, 2012 (the "Management Agreement"); and

WHEREAS, pursuant to Section 18 of the Management Agreement, Adviser may appoint a sub advisor for the purpose of providing investment management services to USAL; and

WHEREAS, Adviser has requested and Sub-adviser intends to provide investment management services in a sub-advisory capacity to Adviser.

NOW, THEREFORE, the parties hereby agree as follows:

1.      Appointment and Authorization of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment management in accordance with the terms and conditions of this Agreement and the Sub-Adviser accepts such appointment. The Sub-Adviser shall manage with total discretion the investment and reinvestment of the cash, securities and other assets listed on attached Schedule A, owned by Adviser's Client listed on attached Schedule D (the "Account Holder") and held in the account(s) allocated to it by the Adviser for management under this Agreement and described on Schedule D (the "Account"). The Sub-Adviser shall have total discretion with respect to investment management of the Account. Without limiting the generality of the foregoing, Sub-Adviser shall provide the management and other services specified, below, all in such manner and to such extent as may be directed from time to time by the Adviser.

2.      Duties of the Sub-Adviser. Subject to the direction of the Adviser in accordance with this Agreement, the Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets subject to this Agreement, in accordance with any specific directives and the investment restrictions and guidelines of the Account Holder which are set forth on attached Schedule B (the "Investment Guidelines"). To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Adviser, for the account of, at the risk of and in the name of the Account Holder, to place orders and issue instructions

EXECUTION VERSION

with respect to such transactions for the Account. In all purchases, sales and other transactions in securities for the Account Holder, the Sub-Adviser is authorized to exercise full discretion and act for the Account Holder in the same manner and with the same force and effect as the Adviser might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

3.       Appointment of Custodian and/or Subcustodian. The Adviser agrees to confirm with the Account Holder the requirement to establish and maintain suitable custodian and/or subcustodian ("Custodian") arrangements for assets in the Accounts for which the Sub-Adviser provides sub-advisory services. The Sub-Adviser shall have the right to review any custody arrangements so established and to require the Account Holders to implement any reasonable changes therein necessary to effectuate the Sub-Adviser's investment decisions and/or to prevent the Sub-Adviser potentially from being deemed to have custody of any such assets. The Sub-Adviser shall instruct all brokers and dealers executing orders on its behalf to forward to the Adviser and/or Custodian (if any) copies of all confirmations promptly after execution of transactions. The Account Holder shall be responsible for paying any fees or charges imposed by the Custodian. The Sub-Adviser will not accept or maintain custody of any Account Holder assets.

4.       Investment Accounting Services. Effective as of January 1, 2012, and until further notice, Sub-Adviser will provide investment accounting services for Adviser's Client, and will assist Adviser in preparing Adviser's Client's statutory Schedule D, if applicable. Adviser acknowledges that Sub-Adviser will provide accounting data according to Sub-Adviser's standard interpretation of accounting principles, unless expressly instructed otherwise by Adviser's prior written notice.

5.       Adviser Reports and Electronically Available CARA® Toolset and Information.

Both Parties agree that the Web Access Addendum attached as Schedule E hereto shall govern the Sub-Adviser's provisions and Adviser's use of the electronically available CARA® toolset and information.

Sub-Adviser shall prepare 1) monthly appraisal reports and detailed holdings reports, showing current book values, securities valuations, unrealized gains and losses, book yields and average life; and 2) quality and maturity distribution reports.

Additionally, investment accounting reports generally include the following:

❑	Investment Income Earned
❑	Securities on Deposit - By State
❑	Summary of General Ledger Journal Entries
❑	Trial Balance
❑	Schedule D data, including NAIC Rating information

EXECUTION VERSION

Sub-Adviser shall deliver investment accounting reports to Adviser no later than the morning of the sixth business day following each reporting month.

Adviser agrees to obtain its appraisals and investment accounting reports via Sub-Adviser's website, GRNEAM.com. However, both Parties agree that the Adviser has the right to receive hard copies and that, upon Adviser's written request, Sub-Adviser will send Adviser hard copies of the appraisals and/or investment accounting reports.

The Account's performance will be sent monthly, quarterly or annually upon Adviser request. Ad hoc reports and presentation materials are prepared as reasonably directed by Adviser.

6.       Fees and Expenses. The Sub-Adviser shall provide the services under this Agreement to the Adviser subject to the fee schedule set forth on attached Schedule A, payable quarterly in arrears and prorated for partial periods. The Adviser shall pay the Sub-Adviser no later than 15 days after Adviser's receipt of Sub-Adviser's invoice.

7.         Brokerage Transactions. The Adviser hereby grants the Sub-Adviser complete discretionary trading authorization to act as agent and attorney-in-fact with respect to investments made on behalf of the Accounts. The Sub-Adviser is authorized to select any broker or dealer that, in the Sub-Adviser's opinion, is capable of properly executing the transaction in a manner that is most beneficial to the Account Holder. In choosing a broker, dealer or bank, the Sub-Adviser will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account Holder. The Sub-Adviser will seek competitive commission rates, but not necessarily the lowest rates available.

The Sub-Adviser may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that the Sub-Adviser determines in good faith that the amount of commissions the Sub-Adviser pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or the Sub-Adviser's overall responsibilities with respect to all Asset owners whose accounts the Sub-Adviser manages on a discretionary basis.

Portfolio transactions for the Account generally are completed independently. However, if the Sub-Adviser decides to purchase or sell the same securities for the Account Holder and any of Sub-Adviser's clients at about the same time, the Sub-Adviser may combine the Account Holder's order with those of its clients if the Sub-Adviser reasonably believes that it will be able to negotiate better prices or lower commission rates or transaction costs for the combined order than for the Account Holder's order alone. The Account Holder will pay the average price and transaction costs obtained for such combined orders. The Sub-Adviser generally will allocate securities purchased or sold as part of a combined order to the Accounts and to accounts of its clients according to the size of the order placed for each client.

EXECUTION VERSION

If the Sub-Adviser is unable to obtain execution for the total amount of the securities in the combined orders, adjustments to the allocation will generally be made in a manner that Sub-Adviser deems to be fair and equitable to the Account Holder. Therefore, the Sub-Adviser may increase or decrease the amounts of securities allocated to the Account Holder if necessary to avoid having odd or small number of shares held for the account of any Account Holder and may deviate from a selected allocation methodology based on, among other factors, available cash in the account or account-specific investment guidelines. The Account Holder that participates in a combined order will receive or pay the average share price and/or transactions costs for all transactions executed as part of the combined order.

The Sub-Adviser shall provide to the Adviser a monthly report certifying compliance with each Account Holder's investment guidelines and identify any exceptions.

8.      Valuations. The Sub-Adviser shall provide valuations to the Adviser for all Account securities managed under this Agreement no later than the end of the first business day of each month. The Sub-Adviser shall value the securities using independent pricing sources or in accordance with any reasonable valuation method selected by the Sub-Adviser, consistent with industry accepted practices.

9.      Representations and Acknowledgments of the Adviser. All investments shall be at the exclusive risk of the Account Holder, who have expressly acknowledged and accepted in their agreement with the Adviser that neither the Adviser nor any sub-adviser it selects guarantees any return on the investments selected and may not be held responsible for any losses.

The execution and delivery of this Agreement by the Adviser shall constitute the Adviser's representation and the warranty that (i) Adviser has been duly organized and is in good standing in its place of domicile and has full power and authority to enter into the Agreement and it will deliver to the Sub-Adviser evidence of such authority as the Sub-Adviser may reasonably require; (ii) the terms of the Agreement do not violate any term or condition of any document relating to the Adviser and any affiliates of Adviser or any obligation arising by contract, operation of law or otherwise, by which the Adviser and its affiliates are governed or bound; (iii) the Agreement has been duly authorized by an authorized person ("Adviser's Authorized Person") and when so executed and delivered will be binding upon the Adviser and any affiliate or related interest holder; (iv) that Adviser and each of its affiliates have made and shall continue to make on a timely basis, all required filings containing all necessary disclosures and information concerning this Agreement and the Management Agreement with the Kansas Insurance Department and any other regulatory or governmental bodies to which they are subject; (v) Adviser and its affiliates have made and shall continue to make on a timely basis, all of the disclosures and reports arising out of or relating to this Agreement and the Management Agreement that are necessary and required by the Kansas Insurance Department and applicable Kansas insurance regulations, including but not limited to disclosing this Agreement and the sub-advisory relationship created herein for the purpose of managing the Account Holder's assets pursuant to the terms of the Management Agreement and shall provide all such disclosure documents to Sub-Adviser promptly upon request; (vi) Adviser, its parent company or its

EXECUTION VERSION

affiliates have received all of the required approvals necessary for Adviser to act as investment manager for the Account Holder and to sub-advise its investment management obligations under the Management Agreement to Sub-Adviser pursuant to this Agreement, including all attachments and fee schedules and shall provide all such approvals to Sub-Adviser promptly upon request; (vii) there are no pending agreements, transactions, or negotiations to which Adviser or its affiliates are a party that would render this Agreement or any part of it, void, voidable, or unenforceable; and (viii) Adviser and its affiliates have consulted with attorneys, accountants and any other advisers they deem necessary in connection with this Agreement and the management of the Account by the Adviser and Sub-Adviser.

10.        Representations of the Sub-Adviser. The Sub-Adviser represents that it is registered as an investment adviser under the Advisers Act and that it is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

11.        Privacy. The Sub-Adviser agrees that no Account Holder information shall be shared with any third party or affiliate of the Sub-Adviser or used for any purpose, except in connection with the performance of the Sub-Adviser's duties and responsibilities under this Agreement and as may be permitted or required by statute, regulation, or process of court of competent jurisdiction.

12.        Compliance Review. Any party to this Agreement, and any regulatory authorities having jurisdiction over either party, will have the right, at any reasonable time and upon reasonable notice to the other party, to review and inspect the other party's policies, procedures and practices to determine whether the other party is complying with its obligations under this Agreement, or under applicable law or regulation. Such review and inspection may include reasonable access to the other party's premises, personnel and records and/or a request to complete a periodic due diligence survey.

13.        Regulatory Actions. The Adviser shall notify Sub-Adviser immediately of any material legal or regulatory action taken against it, the Account Holder or any affiliate of either, or any investigation commenced by any of the Adviser's or its affiliate's regulators, other than a standard review/inspection, immediately upon notice to Adviser of such action or investigation.

14.        Liability.

(a) The Sub-Adviser shall not be liable to Adviser, Adviser's Client or their shareholders or their successors or assigns under this Agreement for any act or failure to act taken or omitted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Adviser and Adviser's Client if such act or failure to act did not involve gross negligence, fraud or a breach of this Agreement on the part of the Sub-adviser.

(b) The Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of the Adviser, the Account Holder, the Custodian, or any broker-dealer,

EXECUTION VERSION

but shall make reasonable efforts to require that any broker-dealer it selects properly performs its obligations.

(c) The Sub-Adviser shall not be liable to the Adviser or the Adviser's Client for any damage or loss resulting from legislation, actions by public authorities, acts of war, natural disasters, strikes, blockades, boycotts, lockouts or similar circumstances.

(d) The Sub-Adviser shall not be liable for any damage or loss which is caused by securities exchanges or other marketplaces, custodian institutions, central securities depositories, clearing organizations, or other parties which provide equivalent services, and nor shall the Sub-Adviser be liable for any loss or damage caused by contractors selected by Sub-Adviser with due care or those who have been recommended by the Adviser or Adviser's Client. Nor shall the Sub-Adviser be liable for any damage or loss that occurs to the Adviser or the Adviser's Client or any other affiliate or interest holder due to restrictions upon disposal that may be applied against the Sub-Adviser in respect of financial instruments.

The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights that clients may have under any federal securities laws.

Sub-Adviser intends to review applicable state insurance investment regulations and to share its understanding of them with the Adviser. Adviser understands that any information Sub-Adviser may provide with respect to its understanding of such regulations does not constitute legal, tax or regulatory advice and is for informational purposes only. Adviser acknowledges that it and/or Adviser's Client is/are solely responsible for the investment guidelines and compliance with applicable laws.

15.        Indemnification. Without limiting any other remedy available to the Sub-Adviser, the Adviser shall hold the Sub-Adviser and any other corporation and/or partnership with which it is affiliated, directly or indirectly, and any employees, officers and partners thereof harmless and shall indemnify the Sub-Adviser and any other such corporation or partnership and employees, officers, and partners thereof against any and all costs, expenses, liability or loss of any kind or nature whatsoever, including legal expenses, which they may incur or suffer, if and to the extent such costs, expenses, liability or loss are caused by the inaccuracy of information the Adviser provides or the Adviser's breach of any of the provisions of the Agreement. Adviser shall not be responsible under this section for losses caused by the willful default, gross negligence, or fraud of the Sub-Adviser, its directors, officers or agents.

16.        Recognition of Other Services and Conflicts of Interest. Adviser understands and agrees that Sub-Adviser offers investment advisory services to others and that Sub-Adviser's services hereunder are not exclusive. Accordingly, the Sub-Adviser and its affiliates (including, for the purposes of this section, officers, directors, principals, and employees of Sub-Adviser and its affiliated entities) may make investment decisions and execute transactions for accounts other

EXECUTION VERSION

than those described herein and for their own accounts and other accounts which may differ from or be the same as advice given or the timing and nature of action taken with respect to the Account. The Sub-Adviser, its affiliates, and its or their officers, directors and employees, may also buy, sell, and hold securities for their accounts and take actions that differ from recommendations made to the Adviser. The Sub-Adviser shall not be required to select for the Adviser's Clients any security that the Sub-Adviser, its officers or employees may purchase or sell for its or their own accounts or purchase or sell or recommend for purchase or sale for another client if, in the Sub-Adviser's sole discretion, this action is not practical or desirable for the Adviser or its clients.

The Sub-Adviser and its affiliates may, from time to time, perform a variety of services for, or solicit business from, a variety of companies, including issuers of securities that the Sub-Adviser may recommend for purchase or sale by, or effect transactions in the account of, the Sub-Adviser's clients. In connection with providing these services, the Sub-Adviser and its affiliates may come into possession from time to time of material non-public and other confidential information which, if disclosed, might affect an investor's decision to buy, sell or hold a security. Under applicable law, the Sub-Adviser and its affiliates may be prohibited from improperly disclosing or using such information for their personal benefit or for the benefit of any other person, regardless of whether such other person is a client of the Sub-Adviser or the Sub-Adviser's affiliates. Accordingly, should the Sub-Adviser or its affiliates come into possession of material non-public or other confidential information with respect to any company, they may be prohibited from communicating such information to their clients, or from purchasing or selling securities issued by that company for client accounts and the Sub-Adviser and its affiliates will have no responsibility or liability for failing to disclose such information or to trade while in possession of such information as a result of following their policies and procedures designed to comply with applicable law.

The Sub-Adviser will provide the Adviser from time to time with additional information concerning any known conflicts of interest. The Sub-Adviser will attempt to resolve any actual conflicts of interest by exercising the good faith of fiduciaries and the Sub-Adviser believes it will be able to resolve conflicts on an equitable basis.

All information and advice furnished by any party to the others hereunder, including their respective agents and employees, shall be treated as confidential and shall not be disclosed to third parties except as agreed upon in writing or required by law.

17.           Authorized Persons. The Adviser hereby authorizes the Adviser's Authorized Person(s) listed on attached Schedule C, to give or receive instructions on behalf of the Adviser to the Sub-Adviser, either orally or in writing. The Sub-Adviser shall be entitled to rely on the written instruction of the Adviser's Authorized Person(s) until it receives notice of a change in these instructions or until the Sub-Adviser receives notice that a person is no longer an Adviser's Authorized Person.

EXECUTION VERSION

The Sub-Adviser hereby authorizes the Sub-Adviser's Authorized Person(s) listed below to transmit instructions to the Adviser, either orally or in writing. The Adviser shall be entitled to rely on the written instruction of the Sub-Adviser's Authorized Person(s) until it receives notice of a change in these instructions or until the Adviser receives notice that a person is no longer a Sub-Adviser's Authorized Person.

NAME:                                                      PHONE NUMBER:                                  EMAIL ADDRESS:

Patrick Scully                                           (860) 409-3296                                           patrick.scully@grneam.com

Chip Clark                                                 (858) 756-2860                                           cclark@grneam.com

Kyle Cyr                                                    (860) 409-3237                                           kyle.cyr@grneam.com

Jeffrey Knuth (Operations)                    (860) 409-3217                                           jknuth@grneam.com

18.       Notices. Any notice given pursuant to this Agreement must be in writing by an Authorized Person and may be delivered by hand, facsimile, overnight courier or certified mail, return receipt requested.

Notices to the Adviser should be sent to:

US Alliance Investment Corporation
4123 SW Gage Center Drive
Suite 240
Topeka, Kansas 66604
Attn: Jack Brier

Notices to the Sub-Adviser should be sent to:

General Re-New England Asset Management, Inc.
76 Batterson Park Road
Pond View Corporate Center
Farmington, CT 06032
Attn: Compliance Department
Fax: 860-676-8712

Each party may rely on the correctness of the above addresses until notified in writing of a new address and/or facsimile number. Notices and communications shall be effective upon receipt. Each party may presume receipt of written notice if mailed postpaid by certified mail, return receipt requested.

19.       Term and Termination. This Agreement shall commence as of the effective date and then shall continue in effect until terminated by either party as provided below. Either party may terminate this Agreement in its sole discretion as of any calendar quarter-end as of which the terminating party has provided to the other party at least 90 days prior written notice of such termination. The Sub-Adviser reserves the right to refuse to renew this Agreement in its sole discretion and for any reason. In addition, either party may terminate this Agreement for "Cause"

EXECUTION VERSION

immediately upon written notice to the other party. "Cause" means (a) a material breach of this Agreement by the other party which is not cured within 30 days after written notice of such breach, including, but not limited to any breach of the representations and warranties made herein, (b) the bankruptcy or insolvency of the other party, (c) reasonable evidence of gross negligence or intentional misconduct by the other party or its affiliates, agents, directors or officers in connection with that party's obligations hereunder, (d) conviction of such other party or any of its principals of any felony or a misdemeanor involving business, financial, or commercial activity that reasonably may impact this Agreement or the performance of either party's obligations hereunder.

The Agreement shall terminate (a) immediately upon receipt of written notice of termination from the terminating party where such a right exists; or (b) as the Adviser and the Sub-Adviser otherwise mutually agree in writing. Termination by either party shall not affect any order, sale or purchase initiated prior to the receipt of the notice of termination. The provisions of Section 11, 14, 15 and 21 and shall survive the termination of this Agreement.

20.        Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign (as that term is used in the Advisers Act) this Agreement without the written consent of the other party.

21.        Governing Law. The Agreement shall be construed in accordance with and governed by the laws of Kansas without regard to any principles of conflicts of laws, but nothing in this Agreement shall be interpreted in any way inconsistent with the Advisers Act or the rules thereunder.

22.        Separability. If one or more of the provisions in this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

23.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

24.        Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

25.        Amendments. This Agreement, including the Exhibits, may be amended only by an instrument in writing signed by each party.

26.        Entire Agreement. There are no oral agreements or understandings with respect to or affecting this Agreement, and this Agreement constitutes the entire agreement between the parties hereto with regard to the subject hereof.

EXECUTION VERSION

27.         Form ADV. Adviser has received and reviewed a copy of Sub-Adviser's Form ADV Part 2A Brochure, Sub-Adviser's Form ADV Part 2B Brochure Supplement and a copy of this Agreement.

28.         Independent Contractor. The relationship of Sub-Adviser to Adviser is and shall remain during the term of this Agreement that of independent contractor. Sub-Adviser and Adviser are not partners or joint venturers with each other under this Agreement, and nothing in this Agreement shall be construed so as to make them partners or joint venturers, or to impose any liability as such on either of them.

29.         No Third Party Rights. Except as expressly set forth herein, nothing in this Agreement is intended to benefit any person or entity other than the Parties and no such person or entity shall have any rights under this Agreement or standing to enforce it.

30.         Sub-Adviser as Third Party Administrator. Provided that Adviser designates Sub-Adviser as its third party administrator ("TPA") and authorizes Sub-Adviser to file on its behalf by submitting the appropriate authorization letter with the NAIC Securities Valuation Office ("SVO"), Sub-Adviser shall act as NAIC TPA in order to provide quarterly and/or annual NAIC prices and ratings, and to monitor securities in the Account to determine whether NAIC registration is required. Sub-Adviser shall not charge a fee for acting as NAIC TPA. Sub-Adviser shall have no obligation to pay any filing fees or other fees which may be required by NAIC and shall pass along notice of such fees to Adviser. Adviser shall send Sub-Adviser a copy of the authorization letter sent to the SVO as confirmation of the TPA designation.

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EXECUTION VERSION

31. Extraordinary Expenses. In the event Sub-Adviser is compelled to incur any expenses outside the ordinary course of business as the result of any inquiry, investigation, litigation or similar process of court or law in connection with this Agreement as the result of actions brought against the Adviser or by or against the Adviser's Client, Adviser shall be responsible for all such expenses, except to the extent it is ultimately determined that all or part of such expenses were incurred due to the fault of Sub-Adviser

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

US ALLIANCE INVESTMENT CORPORATION	GENERAL-RE NEW ENGLAND ASSET MANAGEMENT, INC.
BY: /s/ Jack H. Brier Its: President	BY: /s/ Gerald T. Lynch Its: President

Taxpayer Identification Number: 45-5555289

EXECUTION VERSION

SCHEDULE A
I.          ACCOUNT ASSETS.

A.            Managed Assets - Adviser has deposited the following securities, cash and other assets with the Custodian identified below to be managed under this Agreement:

Cash in the approximate amount of $3 million (USD)

B.            Unmanaged Assets - Advisory also deposited with the Custodian the following assets which are not to be managed under this Agreement:

NOT APPLICABLE

II.          CUSTODY OF ACCOUNT ASSETS.  The assets to be managed under this Agreement and any Unmanaged Assets will be held by:

Custodian Bank: Capital City Bank 3710 SW Topeka Boulevard Topeka, Kansas 66609 Contact: Mark Burenheide Phone #: (785) 274-5792 Email: mark.burenheide@capcitybank.corn	Custodian Account Name:	Custodian Account #:
	N/A - See Schedule E	N/A - See Schedule E

SEE ATTACHED SCHEDULE D FOR AFFILIATE CUSTODIAN ACCOUNT INFORMATION

III.          FEES. Sub-advisor's fees for services provided under this Agreement shall be as follows:

Asset Management Fees:
Annual fee of .18% (eighteen hundredths of one percent) on the first $100 million of the market value of the assets under management;

.15% (fifteen hundredths of one percent) on the next $150 million of the market value of the assets under management;

.12% (twelve hundredths of one percent) on the next $250 million of the market value of the assets under management;

EXECUTION VERSION

GR NEAM®

SCHEDULE A CONTINUED

.10% (ten hundredths of one percent) on the next $500 million of the market value of the assets under management; and

.08% (eight hundredths of one percent) on the market value of the remaining assets under management.

Investment Accounting Fees:
In addition to the asset management fees specified above, the annual Sub-Adviser's fees for accounting services including assistance with Schedule D preparation provided under this Agreement shall be: (i) an additional .01% (one hundredth of one percent) on the market value of managed and accounted for assets, and (ii) an additional 0.02% (two hundredths of one percent) on the market value of unmanaged and accounted for assets. Investment accounting fees contemplate a 5 business day close (reports delivered on the morning of the 6th day).

Minimum Annual Fee:
Asset Management Fees and Investment Accounting Fees are subject to a minimum annual fee of $12,500.00 for the two consecutive 12-month periods commencing January 1, 2013 and ending December 31, 2014 (the "Minimum Fee Period"), which minimum fee shall be assessed and invoiced quarterly. During the Minimum Fee Period, the asset management and investment accounting fee structures described above shall commence at such time as the earned fees calculated thereunder exceed the required annual minimum.

Website Tools Fees:
CARA® Toolset & Accessing Reports via the Website
Sub-Advisory may provide Adviser with access to their monthly investment accounting and reporting package and additional analytical CARA° tools for Adviser's managed assets via Sub-Adviser's website. Sub-Adviser reserves the right to charge additional fees for access to any such CARA° tools on at least sixty (60) days notice to Adviser.

CARA® Toolset for Unmanaged Assets:
Adviser may request to utilize the CARA° tools on unmanaged assets, subject to Sub-Adviser's approval and possible additional fees. Sub-Adviser shall not be responsible for valuation of any Unmanaged Assets.

EXECUTION VE SION

GR NEAM®

SCHEDULE A CONTINUED

IV.          BROKERAGE DIRECTION. Adviser directs Sub-Adviser to cause all transactions for the Account to be executed through the following broker, dealer or Bank: __________________________________________

NOT APPLICABLE

Adviser has read, understands and accepts the limitations that this direction will place on Sub-Adviser's ability to seek best execution for the Account. This direction may be changed by Adviser at any time by notifying Sub-Adviser in writing.

EXECUTION VERSION

GR NEAM®

SCHEDULE B

INVESTMENT GUIDELINES: The investment guidelines to be followed by Sub-Adviser in managing Adviser's Account are set forth below:

(see attached)

EXECUTION VERSION

US ALLIANCE LIFE AND SECURITY COMPANY
STATEMENT OF INVESTMENT POLICIES, OBJECTIVES AND GUIDLINES

This document sets forth the investment policies, objectives and guidelines of US Alliance Life and Security Company ("UALSC" or the "Company")

I.    Authority for Investment Management

The Board of Directors of UALSC shall be charged with the supervision of the investments of the Company. UALSC's Board of Directors shall be responsible for adopting the Investment Policies, Objectives and Guidelines and shall review this policy on an annual basis. The Board of Directors shall review all investment activities of the Company and take all actions needed to ensure all investments are managed in accordance with the terms of this policy and in compliance with K.S.A. 40-2b01 et.seq. The Board of Directors may designate a sub-committee ("Board Committee") or Company Officer(s) to be responsible for the implementation of the Investment Policy. The Board of Directors or such designated Board Committee or Company Officer(s) may employ the services of a registered financial advisor (affiliated or unaffiliated) to direct investment activities. All Company investments shall be approved by a majority of the Board of Directors or such designated Board Committee.

II.    Investment Objectives

The goal of this policy is to set guidelines to effectively manage the Company's investment portfolio so as to maximize after-tax investment income while minimizing risk by maintaining a well-balanced and diversified portfolio. To achieve this goal, the policy seeks to ensure an optimal balance of the following objectives:

®	Ensure the existence of sufficient liquidity for the day-to-day obligations and operations of the company;

®	Management of risk across the investment portfolio and preservation of capital to assure financial strength;

®	Diversification with respect to asset class, location, maturity and position size;

®	Management of portfolio to maximize total returns in accordance with policy benchmarks and risk tolerance; and

®	Compliance with investment laws and regulations.

EXECUTION VERSION
III.    Investment Guidelines

A. Diversification Requirements — Except as otherwise provided herein, the Company shall not invest, in aggregate, more than 10% of admitted assets in one issuer.

B. Approved Investment Instruments - The Company may invest in the following approved investment instruments in accordance with the restrictions set forth below:

1.
United States Government Securities — The Company may invest, without limitation, in bonds or other evidences of indebtedness that are fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof.

2.
Securities of the District of Columbia, State, Insular or Territorial Possession Government of the United States - The Company may invest in bonds or other evidences of indebtedness, without limitation, of the District Columbia, State, or any political subdivision of such, or Insular or Territorial Possession of the United States.

3.
United States Corporate Obligations — The Company may invest in bonds or other evidence of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of America, or any state, district or insular or territorial possession thereof that are rated "1" or "2" by the National Association of Insurance Commissioners ("NAIC") at the time of purchase, or, if no NAIC rating is available, rated investment grade by S&P or Moody's.

4.
United States Preferred Stocks — The Company may invest in preferred stocks of a corporation incorporated under the laws of the United States of America, or any state, district, or insular or territorial possession thereof. Such investments, in aggregate, shall not exceed 25% of admitted assets.

5.
United States Common Stocks — The Company may invest in common stocks of a corporation incorporated under the laws of the United States of America, or any state, district, or insular or territorial possession thereof. Such investments, in aggregate, shall not exceed the lesser of 15% of admitted assets or total capital and surplus. In addition, the Company shall not make investments of greater than 2% in common stocks of any one corporation.

6.
Real Estate — The Company may purchase real estate for use in the operations of the Company (Home Office Real Estate) or for the production of income. Such investments, in aggregate, shall not exceed 20% of the admitted assets of the Company.

EXECUTION VERSION

7.
Mortgage Loans — The Company may invest in first-lien mortgage loans on commercial or residential property with loan to value of no greater than 75% at the time of purchase. Such investments, in aggregate, shall not exceed 25% of the admitted assets of the Company. In addition, the Company shall not make investments of greater than 2% of admitted assets in any one mortgage loan.

8.
Mortgage-Backed Securities — The Company may invest in mortgage-backed securities issued by the federal home loan mortgage corporation, federal national mortgage association or a private entity. All private entity mortgage-backed securities must be designated as either a "1" or "2" by the NAIC at the time of purchase. In addition, the Company shall not make investments of greater than 2% of admitted assets in any one mortgage-backed security.

9.
Asset-Backed Securities — The Company may invest in asset-backed securities designated as either a "1" or "2" by the NAIC at the time of purchase. Such investments shall not exceed, in aggregate, 20% of the admitted assets of the Company. In addition, the Company shall not make investments of greater than 2% of admitted assets in any one asset-backed security.

10.	Certificates of Deposit, Time Deposits, Overnight Bank Deposits, Banker's Acceptances and Repurchase Agreements — The Company may invest in any of the following:

a.	Certificates of deposits, time deposits, overnight bank deposits and banker's acceptances issued by federally insured banks with maturities of 270 days or less from the date of acquisition; and

b.	Repurchase agreements with acceptable collateral and maturities of 270 days or less from the date of acquisition.

11.	Commercial Paper — The Company may invest in the commercial paper of US corporations that:

a.	Are rated at least "A-2" by S&P or "P-2" by Moody's or the equivalent rating of another nationally recognized rating agency if S&P & Moody's cease publishing ratings of these securities; and

EXECUTION VERSION

b. Have maturities of 270 days or less from the date of acquisition.

12.	Money Market Accounts or Funds — The Company may in money market accounts or funds that meet the following criteria:

a.	A substantial portion of the assets of the money market account or fund must be comprised of the investments instruments described in clauses (1) through (3) and (11) above;

b.	Issuers of the fund or account's investments must have a combined capital and surplus in excess of $500,000,000;

c.	Maturities of 270 days or less from the date of acquisition;

d.	Have net assets of not less than $500,000,000; and

e.
Have the highest rating available of S&P or Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

C. Foreign Securities — Due to the high liquidity needs of the Company at the outset of operations, investments shall initially be limited to the instruments listed in section B above. The Company may, upon the approval of a majority of its Board of Directors or any designated Board Committee, invest in common stock, preferred stock, debt obligations and other securities located outside the United States as permitted under Chapter 40 of the Kansas Statutes Annotated, and amendments thereto.

D. Medium and Lower Grade Obligations — At no time shall the aggregate amount of all medium and lower grade obligations held by the Company exceed 20% of the Company's admitted assets. Investments in medium and lower grade obligations shall be subject to the following additional limitations:

a.	No more than 10% of the Company's admitted assets shall consist of lower grade obligations;

b.	No more than 3% of the Company's admitted assets shall consist of obligations designated as a "5" or "6" in the NAIC most recently published valuations of securities manual;

EXECUTION VERSION

c.	No more than 1% of the Company's admitted assets shall consist of obligations designated "6" in the valuations of securities manual;

d.	No more than 1% of the Company's admitted assets shall be invested in medium grade obligations, issued, guaranteed or insured by any one institution;

e.	No more than '/2% of the Company's admitted assets shall be invested in lower grade obligations issued, guaranteed or insured by any one institution; and

f.	No more than 1% of the Company's admitted assets shall be invested in any medium or lower grade obligations issued, guaranteed or insured by any one institution.

In the event that the Company shall acquire or invest, directly or indirectly, more than 2% of its admitted assets in medium or lower grade obligations, the Board of Directors shall adopt a written plan for making such investments which shall be subject to the approval of the Kansas Insurance Department.

"Medium grade obligations" mean obligations which are designated "3" by the NAIC in its most recently published valuations and securities manual. "Lower grade obligations" mean obligations which are designated "4", "5" or "6" by the NAIC in its most recently published valuations and securities manual.

E.           Downgraded Securities — Any rated asset purchased by the Company whose rating is subsequently downgraded below the minimums identified in this policy shall be identified and liquidated within ninety (90) days, unless retention of the security is approved by a majority of the Board of Directors or designated Board Committee.

IV.    Diversification

A diversified portfolio is more stable and resilient than a portfolio concentrated in a few securities. Therefore, the Company's portfolio will be constructed to diversify risk with respect to asset class, geographical location, quality, maturity, business sector and individual issuer and issue concentrations.

V.    Benchmarks

Additional benchmarks may be developed based on this policy and market conditions. The benchmarks will change from time to time to respond to market conditions.

VI.    Reporting

If the Board of Directors shall designate a Board Committee, Company Officer or a registered financial advisor to direct the Company's investment activities, the Committee, Company Officer

EXECUTION VERSION

or registered financial advisor shall provide quarterly reports to the Board of Directors reflecting the securities purchased and sold during the quarter, securities held at the end of the quarter, current benchmarks and an overall evaluation of the portfolio's investment performance.

EXECUTION VERSION

SCHEDULE C

Secretary's Certificate

(see attached)

EXECUTION VERSION

SECRETARY'S CERTIFICATE

I, Rebecca Kinsinger, the Secretary of US ALLIANCE INVESTMENT CORPORATION (the 'Corporation"), a Corporation organized and existing under the laws of the State of Kansas, hereby certify that each of the following officers of the Corporation, acting singly, is authorized in the name and on behalf of the Corporation, to give instructions to General Re-New England Asset Management, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Manager") with respect to any and all matters, including investment and reinvestment of securities, pertaining to that certain Investment Management Agreement between the Corporation and Manager (the "Agreement"), and to execute and deliver any and all documents and to take any and all other action to carry out the purposes of said Agreement, 1 further certify that each signature set forth below appearing next to a corresponding printed officer name and title is the true and signature of such officer,

 Name of  Officer                                       Title                      Signature

Jack H. Brier                                               President

IN WITNESS WHEREOF, I set my hand and seal of the Corporation.

Rebecca Kinsinger                        8/6/2012
Secretary                                        Date

EXECUTION VERSION

SECRETARY'S CERTIFICATE

I, Rebecca Kinsinger, the Secretary of US ALLIANCE INVESTMENT CORPORATION (the 'Corporation"), a Corporation organized and existing under the laws of the State of Kansas, hereby certify that each of the following officers of the Corporation, acting singly, is authorized in the name and on behalf of the Corporation, to give instructions to General Re-New England Asset Management, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Manager") with respect to any and all matters, including investment and reinvestment of securities, pertaining to that certain Investment Management Agreement between the Corporation and Manager (the "Agreement"), and to execute and deliver any and all documents and to take any and all other action to carry out the purposes of said Agreement, 1 further certify that each signature set forth below appearing next to a corresponding printed officer name and title is the true and signature of such officer,

 Name of  Officer    Title    Signature

Jack H. Brier     President

IN WITNESS WHEREOF, I set my hand and seal of the Corporation.

Rebecca Kinsinger     8/6/2012
Secretary       Date

EXECUTION VERSION

SCHEDULE D

Name	State of Incorporation	Principal Business Address	Tax ID #	Custodian Information
US Alliance Life and Security Company	Kansas	4123 SW Gage Center Drive, Suite 240 Topeka, Kansas 66604	32-0348453
Custodian Bank: Capital City Bank
Account Name: US ALLIANCE LIFE & SECURITY COMPANY (KID) CUSTODY ACCT. U/A DTD 7/15/11
Account No.: C888600
Account Name: US ALLIANCE LIFE & SECURITY CO CUSTODIAL ACCT U/A DTD 10/17/11
Account No.: C888500

SCHEDULE E
WEB ACCESS ADDENDUM

This WEB ACCESS ADDENDUM ("Addendum") hereby supplements the Subadvisory Investment Management Agreement between Sub-Adviser and Adviser.

WHEREAS, in addition to the services to be provided by Sub-Adviser to Adviser pursuant to the Subavisory Investment Management Agreement, Adviser desires to have access to and to use Sub-Adviser's proprietary suite of information and services for access to on-line investment reports concerning Adviser's Account and the on-line analysis of investment portfolios and other services, which are more fully described on Exhibit A hereto and on Schedule A to the Subadvsiory Investment Management Agreement; and

WHEREAS, Sub-Adviser has agreed to provide such access to information, reports and services to Adviser on the terms and conditions set forth in this Addendum; and

NOW THEREFORE in consideration of the foregoing and of the mutual promises contained in the Subadvsiory Investment Management Agreement and this Addendum Adviser and Sub-Adviser agree as follows:

ARTICLE I
Definitions

Section 1.1                      -"Adviser Data" has the meaning set forth in Section 6.1.

Section 1.2                      -"Confidential Information" has the meaning set forth in Section 8.1.

Section 1.3                      -"Documentation" means the specifications, user manuals, training materials and conditions for use published and updated from time to time by Sub-Adviser and designated as "Documentation".

Section 1.4                      -"Eligible User(s)" shall mean those employees of Adviser set forth on Exhibit B-1 and/or Exhibit B-2 hereto, or any authorized amendment to Exhibit B-1 and/or Exhibit B-2 as provided in Section 3.2(b) hereto.

Section 1.5                      -"Force Majeure Event" has the meaning set forth in ARTICLE XI.

Section 1.6                      -"Indemnified Party" has the meaning set forth in Section 12.3.

Section 1.7                      -"Indemnifying Party" has the meaning set forth in Section 12.3.

Section 1.8                      -"Losses" has the meaning set forth in Section 12.2.

EXECUTION VERSION

Section 1.9                      -"Sub-Adviser Data" means data and models made available in any form by Sub-Adviser in connection with the Services, including any data obtained by Sub-Adviser from a Vendor.

Section 1.10                    -"Sub-Adviser Proprietary System" means the Platform, Sub-Adviser Data, Services and any other proprietary materials of Sub-Adviser as further provided in ARTICLE V.

Section 1.11                    -"Platform" means a set of world wide web pages implemented by Sub-Adviser and through which Adviser's Eligible Users may access the Sub-Adviser Proprietary System over the Internet.

Section 1.12                    -"Proprietary Rights" means any United States trademark, tradename, copyright, or trade secret of a third party.

Section 1.13                    -"Service Data" means all data generated by an Internet server that relates to the number of users having access through the Platform and similar user-related usage data collected in connection with the Platform and Services.

Section 1.14                    -"Services" has the meaning set forth in Section 3.1.

Section 1.15                    -"Terms of Use" means the Legal Statement and any other terms and conditions posted at http://www.grneam.com, as amended from time to time by Sub-Adviser governing the use of the Services by customers, including Adviser and Eligible Users.

Section 1.16                    -"Vendors" means certain third parties that have granted Sub-Adviser the right to use and distribute their data, software or other proprietary materials.

ARTICLE II
Term

The term of this Addendum shall be coextensive with the term of the Subadvisory Investment Management Agreement, unless terminated earlier pursuant to ARTICLE X (the "Term")

ARTICLE III
The Services

Section 3.1                      Services. During the Term, Sub-Adviser shall make accessible to Adviser the Platform and the online information, reports and services described in Exhibit A (the "Services"). Sub-Adviser will retain control over the form and content of the Services, as well as the selection of Vendors and Data used in connection therewith, and may alter all or any portion of the Services from time to time in its sole discretion.

Section 3.2                      Grant of Rights; Eligible Users.

EXECUTION VERSION

(a) Sub-Adviser hereby grants to Adviser a non-exclusive and nontransferable license during the Term to allow Eligible Users to access the Platform, and to utilize the Services made available thereunder, solely for use in connection with Adviser's internal business purposes in accordance with the Terms of Use and Documentation.

(b) The initial Eligible Users for accessing Adviser's monthly investment account and reporting package shall be those employees of the Adviser listed on Exhibit B-1 hereto. The initial Eligible Users for accessing Sub-Adviser's CARA° toolset shall be those employees of the Adviser listed on Exhibit B-2 hereto. Permission to add a non-employee user may be granted on a case by case basis by Sub-Adviser. In the event that Adviser desires during the Term to add, subtract or change an Eligible User, Adviser's Authorized Person ( whose name appears on the Secretary's Certificate in Schedule C to the Subadvisory Investment Management Agreement) shall promptly provide to Sub-Adviser, an email notice or an amended Exhibit B-1 and/or Exhibit B-2 with the name(s) of the discontinued Eligible User(s) and the name(s) of the new or changed Eligible User(s), which amendment shall be subject to the approval of Sub-Adviser, which shall not be unreasonably withheld or delayed.

Adviser further agrees to cooperate in reviewing and confirming in writing the list of Eligible Users from time to time, upon request of the Sub-Adviser.

Section 3.3                       Limitations On Use

(a)	Notwithstanding anything to the contrary contained in this-Addendum, Adviser shall not:

(i) provide access to the Platform to any person that is not an Eligible User;

(ii) except for month-end investment reports, publish, display, distribute or transfer in any form to any third party who is not an employee of Adviser, unless prior permission is granted by Sub-Adviser, any Sub-Adviser Data or the results of any research, information or material derived from the use of the Sub-Adviser's Proprietary System;

(iii) resell, make available or distribute any Sub-Adviser Data Services or Documentation (or any part thereof) to any third party whether by license or by any other means;

(iv) except for month-end investment reports, incorporate into, or warehouse on, any computer system of Adviser any Sub-Adviser Data, Documentation, Services or Sub-Adviser's Proprietary System;

(v) copy, adapt, reverse engineer, decompile, disassemble, or modify, any portion of the Sub-Adviser Data or Sub-Adviser's Proprietary System;

(vi) conceal, remove or alter any title, trademark, copyright, proprietary or restricted rights notices incorporated in the Sub-Adviser's Proprietary System;

EXECUTION VERSION

(vii) use the Sub-Adviser's Proprietary System in breach of any applicable laws, regulations or market conventions;

(viii) use Sub-Adviser's name or service marks in connection with a prospectus or the creation, issuance, offer or promotion of a financial instrument, or in their advertising or marketing materials;

(ix) use the Sub-Adviser's Proprietary System for the benefit of a third party, including, but not limited to, on a time-share basis or acting as a service bureau or application service provider;

(x) use, evaluate, or view any Services for the purpose of designing, modifying, or otherwise creating any software program, or any portion thereof, which performs functions similar to or that compete with the functions performed by any of the Sub-Adviser's Proprietary System; or

(xi) authorize any third party to do any of the foregoing.

(b) Each password Sub-Adviser assigns Adviser will be kept confidential by Adviser and by the Eligible Users. If Adviser learns or suspects that such confidentiality or any provision of this Section 3.3 has in any way been breached, Adviser will immediately notify Sub-Adviser, which may assign new passwords or restrict the use of all or any portion of the Platform or the Services or take other appropriate action, in Sub-Adviser's sole discretion.

(c) Adviser shall, and shall ensure that the Eligible Users, abide by and are bound to all of the terms of the Legal Statement published and amended from time to time on Sub-Adviser's web site at [http://www.grneam.com]. Sub-Adviser shall provide Adviser with notice of any amendments to the Legal Statement on its web site.

Section 3.4                      Non-exclusive Services. Nothing contained herein shall be construed as a limitation on Sub-Adviser's ability to provide any Platform or the Services (or any portion thereof) or any similar or identical services to any third party.

Section 3.5                      Service Maintenance, Upgrades, New Versions. During the Term, Sub-Adviser shall provide Adviser with such maintenance and service upgrades as Sub-Adviser may release from time to time to its other customers who license equivalent services from Sub-Adviser. Sub-Adviser shall not be required to provide upgrades or new versions. Sub-Adviser shall have no obligation to provide new CARA® tools hereunder, and reserves the right to charge additional fees for any new CARA® tools or substantial new functionality provided. Nothing in this section shall be construed to require Sub-Adviser to provide any additional services, customized Services or Enhancement Services.

Section 3.6                      Additional Data Fees. This Agreement is subject to any requirements of Sub-Adviser's Vendors under Sub-Adviser's agreements with such Vendors, including those requirements which may be imposed from time to time.

EXECUTION VERSION

Adviser acknowledges that if it requests that the CARA° tools be utilized for assets not managed by Sub-Adviser, certain Data may be subject to separate additional consents and fees imposed by a vendor for receipt of such data through the Platform. Accordingly, Adviser agrees to pay Sub-Adviser, as applicable, such additional Vendor fees (including any increases in such Vendor fees) for any such Data requested by Adviser.

ARTICLE IV
Adviser Responsibilities

Section 4.1                      Adviser Cooperation. Adviser will cooperate with Sub-Adviser and provide any necessary assistance, equipment, access to Adviser's personnel and information to allow Sub-Adviser to perform Sub-Adviser's obligations under this Addendum, including without limitation, making available in a timely manner, as reasonably requested by Sub-Adviser, such management decisions, personnel (whether management, technical or user), information, approvals and acceptances in order that Sub-Adviser's provision of Services under this Addendum may be properly, timely and efficiently accomplished.

Adviser's Program Administrator. Adviser will designate a qualified program administrator, to be named on each of Exhibit B-1 and Exhibit B-2, who will be authorized to make binding decisions for Adviser regarding this Addendum ("Adviser's Program Administrator"), and shall, in a timely manner, (i) provide all Adviser information and data necessary for Sub-Adviser's performance of Services and assume responsibility for the accuracy of the same; (ii) arrange for Sub-Adviser's access to Adviser's staff, facilities, equipment and systems as appropriate, (iii) render all decisions required by Sub-Adviser in connection with this Addendum, (iv) distribute usernames and passwords to Eligible Users, (v) provide notice to Sub-Adviser in accordance with Section 3.2(b) of all changes to the list of Eligible Users, and (vi) take, or have taken, all other action required to be taken by Adviser under this Addendum.

Section 4.2                      Adviser Responsible for Employees and User Access. Adviser shall be responsible for the actions of all Eligible Users and anyone who obtains access to the Platform through or from Adviser or its Eligible Users, whether or not authorized by Adviser.

Section 4.3                      Consent to Electronic Signatures. Adviser agrees that whenever an Eligible User clicks on an "I Agree", "I Consent" or other similarly worded "button" or entry field with a mouse, keystroke or any other means communicable via a computer device, the Eligible User's agreement or consent will be deemed to have been made on behalf of Adviser, and shall be legally binding and enforceable on Adviser.

ARTICLE V
Sub-Adviser Proprietary System

All software and related documentation (including the Sub-Adviser Proprietary System) (i) owned by Sub-Adviser prior to the Effective Date (ii) of which Sub-Adviser acquires ownership after the Effective Date, or (iii) which is developed by or on behalf of Sub-Adviser after the Effective Date for use in connection with the Services, or (iv) which is licensed or leased from a third party by Sub-Adviser and which will be used in connection with the Services,

EXECUTION VERSION

shall be and shall remain the exclusive property of Sub-Adviser or its respective third party licensors. Adviser shall have no rights or interests therein or in any third party software of Sub-Adviser. All Service Data shall be Sub-Adviser's Confidential Information and Sub-Adviser shall own all Service Data.

ARTICLE VI
Data and Reports

Section 6.1                      Ownership of Adviser Data. All data and information submitted to Sub-

Adviser by Adviser in connection with the Services (the "Adviser Data") is and shall remain the property of Adviser. Except as permitted by this Addendum or the Investment Management Agreement or as reasonably necessary to provide the Services, Sub-Adviser shall not use the Adviser Data or, disclose or otherwise provide the Adviser Data to third parties.

Section 6.2                     Reports. Adviser may use the Platform to produce reports presenting Adviser Data in accordance with Sub-Adviser's standard reporting formats as described in Exhibit A and in such other reporting formats as the parties may agree (the "Reports"). Adviser may also be able to access its monthly investment accounting and reporting package for its Account via the Platform.

If Adviser elects to receive the monthly investment accounting and reporting package for its Account via hard copy, in lieu of access via the Platform this box should be checked. ❑

The Adviser may revoke this preference at any time, and/or can receive a hard copy of any of its monthly investment accounting reports by written notification to Sub-Adviser.

Section 6.3                     Correction of Errors. Sub-Adviser shall prepare and be responsible for the accuracy and completeness of Reports provided to Adviser. Adviser is responsible for the accuracy and completeness of the Adviser Data as well as any errors or inaccuracies in and with respect to data obtained from Sub-Adviser due to any inaccurate or incomplete Adviser Data.

ARTICLE VII
Taxes

Adviser shall be responsible for all applicable taxes related to this Addendum including all applicable sales, use, value added or similar taxes arising out of or in connection with this Addendum. If Sub-Adviser pays any such taxes on behalf of Adviser, Adviser shall reimburse Sub-Adviser for such payment. Adviser shall not be responsible for taxes based upon Sub-Adviser's income.

ARTICLE VIII
Confidentiality

Section 8.1                    Confidential Information. "Confidential Information" means any and all information or materials of a party relating to the technology, business or affairs of the disclosing party revealed, disclosed or furnished to the receiving party either orally, in writing or by inspection, that could reasonably be understood by the receiving party to be proprietary or

EXECUTION VERSION

confidential information or materials of the disclosing party. Confidential Information might include, but is not limited to technical information, financial information, business information, billing rates, research information, human resources, personnel information, marketing/sales information, trade secrets, and competitive sensitive information, and such other information as has been or may be disclosed, revealed or furnished before or after the date hereof by the disclosing party. All information of Sub-Adviser provided hereunder, all Sub-Adviser Data, and all Adviser Data will be considered Confidential Information regardless of whether (a) it is disclosed in tangible form; or (b) is marked "Confidential", "Proprietary" or the like. Notwithstanding the foregoing, Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure or improper action by the receiving party or any of its directors, officers, employees, affiliates, agents, subcontractors, or consultants, (ii) was rightfully disclosed to the receiving party by a third party without restriction, provided the receiving party complies with any restrictions imposed by the third party, or (iii) was independently developed by the receiving party without use of or access to any Confidential Information of the disclosing party.

Section 8.2                    Preservation of Confidential Information. The parties shall preserve in confidence all Confidential Information, received from the other party using the same degree of care as it uses to preserve and safeguard its own Confidential Information, but in no event less than a reasonable degree of care.

Section 8.3                    Return of Confidential Information. Upon the expiration or termination of this Addendum, Adviser shall return all Confidential Information and all copies of Confidential Information to the Sub-Adviser.

ARTICLE IX
Disclaimers and Limitations

Section 9.1                    Special Admonitions Regarding Use of Financial Products. The Services contain a number of analytical tools that should only be used by sophisticated investment professionals. There is no assurance that the financial instruments identified by the Services will perform in a manner that is consistent with their historical characteristics or assure the profitability or utility of forecasts or expected values. Neither Sub-Adviser nor any Vendor shall be deemed to be providing investment management, broker-dealer, supervision or advisory services in connection with this addendum. Furthermore, Adviser understands and acknowledges that all content and materials comprising the Services are to be used solely for informational and research purposes, and that such content and materials are not intended to provide specific investment, financial, tax or legal advice. Information provided through the Services is not intended as advice regarding the nature, potential value, or suitability of any particular security, transaction, or investment strategy. References to any specific securities do not constitute a solicitation or an offer to buy or sell securities.

Section 9.2                     Electronic Access and Communications. Adviser acknowledges that access to the Services and any electronic mail communications between Adviser and Sub-Adviser over the Internet are subject to possible interception by third parties during transmission. Sub-Adviser shall not be responsible for the security of such communications or the safety and

EXECUTION VERSION

security of Adviser Data during transmission or the prevention of access by unauthorized persons to Adviser Data transmitted over the Internet. Sub-Adviser shall not be responsible for any interruption in access to the Services, or inability to access the Services, caused by the interruptions in the availability of the Internet, or slowdowns thereto.

Section 9.3                           Services Warranty Disclaimer. EXCEPT AS SET FORTH IN THIS ADDENDUM, THE SERVICES HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS, AND ADVISER'S AND ANY ELIGIBLE USER'S USE THEREOF IS AT ITS OWN RISK. SUB-ADVISER DOES NOT MAKE, AND HEREBY DISCLAIMS FOR ITSELF AND ON BEHALF OF ITS CORPORATE PARENTS AND AFFILIATES AND VENDORS, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF ACCURACY, ORIGINALITY, CONSISTENCY, TIMELINESS, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. SUB-ADVISER DOES NOT WARRANT THAT THE SERVICES WILL PERFORM AT A PARTICULAR SPEED, OR WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE OR FREE OF UNAUTHORIZED HIDDEN PROGRAMS, TROJAN HORSES, WORMS OR VIRUSES OR THAT THE CALCULATIONS OR OTHER FUNCTIONS PERFORMED ON ADVISER'S DATA WILL BE CORRECT OR MEET ADVISER'S NEEDS OR EXPECTATIONS. NEITHER SUB-ADVISER NOR SUB-ADVISER'S VENDORS WILL BE RESPONSIBLE FOR LOSS OF PROPERTY OR INJURY RESULTING FROM ANY SERVICE OR FOR ANY FAILURE OR INTERRUPTION OF THE SERVICES RESULTING FROM ANY CIRCUMSTANCES BEYOND SUB-ADVISER'S CONTROL. SUB-ADVISER'S ONLY RESPONSIBILITY FOR ANY OTHER FAILURE OR INTERRUPTION OF THE SERVICES WILL BE TO RE-RUN ADVISER DATA OR REPORTS CAUSED BY A MALFUNCTION OF THE SERVICES. IN NO EVENT WILL SUB-ADVISER OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE PERFORMANCE OF ANY OF THE SERVICES BE LIABLE TO ADVISER OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR OTHER SIMILAR DAMAGES INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS OR SAVINGS, OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF DATA, LOSS OF THE USE OF SOFTWARE, CLAIMS BY OTHERS, INCONVENIENCE OR SIMILAR COST, OR FOR THE FAILURE OF ADVISER TO PERFORM ADVISER'S RESPONSIBILITIES, EVEN IF SUB-ADVISER HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE X
Termination

Section 10.1                         Adviser may, in its sole option, upon written notice, terminate this Addendum. Sub-Adviser may in its sole option, upon written notice, terminate this Addendum if Adviser:

EXECUTION VERSION

(a) has materially breached any of its material obligations hereunder, and such breach is not cured within thirty (30) days after written notice thereof by Sub-Adviser to Adviser; or

(b) becomes insolvent or institutes or has instituted against Adviser voluntary or involuntary proceedings in bankruptcy or under any other insolvency law, or makes or consents to an arrangement with creditors, or corporate reorganization, receivership or dissolution, of Adviser; or

(c) ceases to be an asset management Adviser of Sub-Adviser.

Section 10.2                         Notwithstanding the provisions of Section 10.1(a) to the contrary, Sub-Adviser may terminate this Addendum immediately upon notice if Adviser breaches Section 3.3 or ARTICLE VIII of this Addendum.

Section 10.3                         In the event of the termination of this Addendum, Adviser shall cease, and Sub-Adviser may disable, all access to the Services.

ARTICLE XI
Force Majeure

Neither Adviser nor Sub-Adviser shall be liable for any failure or delay in the performance of its obligations pursuant to this Addendum and such failure or delay shall not be deemed a breach of this Addendum or grounds for termination hereunder; provided that, such failure or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of reasonably available and economical alternate sources, work-around plans, or other means and if and to the extent such failure or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, threatened terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties, court order, third party nonperformance, or any other similar cause beyond the reasonable control of such party (each, a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance of those of its obligations pursuant to this Addendum affected by the Force Majeure Event for as long as such Force Majeure Event continues. The party whose performance is delayed by a Force Majeure Event shall immediately notify the other party by telephone (to be confirmed by written notice within three (3) days of the inception of the failure or delay) of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

ARTICLE XII
Indemnification

Section 12.1                         Indemnification by Adviser. Subject to the conditions, provisions and limitations of this Addendum, Adviser hereby agrees to indemnify, defend and hold harmless Sub-Adviser and its affiliates from and against all Losses asserted against, resulting to, imposed upon or incurred by Sub-Adviser by reason of or resulting from any of the following:

EXECUTION VERSION

(a)
Any use or misuse of the Services by Adviser or its Eligible Users including, without limitation, any material violation by Adviser or any Adviser of the Sub-Adviser Terms and Conditions or the Documentation; or

(b)
Any allegation or claim that any Adviser Data or any other intellectual property used by Adviser in connection with the transactions contemplated in this Addendum infringe or violate any Proprietary Rights of any third party.

Section 12.2                        Indemnification by Sub-Adviser. Subject to the conditions, provisions and limitations of this Addendum, Sub-Adviser hereby agrees to indemnify, defend and hold harmless Adviser from and against all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Losses"), asserted against, resulting to, imposed upon or incurred by Adviser by reason of or resulting from any allegation or claim that the intellectual property rights owned by and proprietary to Sub-Adviser that are used in the provision of the Services infringe any Proprietary Rights; provided, however, that Sub-Adviser shall have no obligation or liability with respect to any infringement claim to the extent such alleged infringement is based on (a) the use of the Services in violation of this Addendum; (b) the combination, or use of the Services with any service, product, equipment, program or data unless otherwise contemplated under this Addendum; or (c) the alteration, modification or change of any portion of the Services other than by Sub-Adviser or its employees, agents or subcontractors or with Sub-Adviser's express prior written consent; and provided further that Sub-Adviser may, in its sole election and expense, but without any obligation to do so, either (i) procure for Adviser and its Eligible Users the right to continue to make use of the allegedly infringing portion of the Services, (ii) replace or modify the portion of the Services at issue with substitute matter that is non-infringing but which causes the portion of the Services at issue to be of substantially equivalent functionality and performance to the portion of the Services alleged to be infringing, or (iii) terminate this Addendum.

Section 12.3                         Indemnification Procedures. The obligations and liabilities of Sub-Adviser and Adviser hereunder with respect to their respective indemnities pursuant to this ARTICLE XII, resulting from any claim, demand or other assertion of liability by third parties (hereinafter collectively called "Demands"), shall be subject to the following terms and conditions:

(a) Subject to the consent of the party to be indemnified pursuant to this ARTICLE XII (the "Indemnified Party") (such consent not to be unreasonably withheld, delayed or conditioned), the indemnifying party (the "Indemnifying Party") will have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement to be undertaken on behalf of and for the account and risk of the Indemnifying Party.

(b) In the event the Indemnifying Party shall elect not to undertake such defense by its own representatives, the Indemnifying Party shall give prompt written notice of its election to the Indemnified Party, and the Indemnified Party will undertake the defense, compromise or settlement thereof by counsel designated by it whom the Indemnifying Party determines in writing to be satisfactory for such purposes. The consent of the Indemnifying Party to the

EXECUTION VERSION

Indemnified Party's choice of counsel shall not be unreasonably withheld, delayed or conditioned.

(c) No settlement or compromise of any such Demand may be made by a Party hereto without the prior express written consent or approval of the other Party hereto (such consent not to be unreasonably withheld, delayed or conditioned).

(d) In the event that any Demand shall arise out of a transaction or cover any period or periods wherein Adviser and Sub-Adviser each is or may be liable hereunder for part of the liability or obligation arising therefrom, then such Parties shall, each choosing its own counsel and bearing its own expense, defend such Demand, and no settlement or compromise of such Demand may be made without the joint consent or approval of Sub-Adviser and Adviser, except where the respective liabilities and obligations of Adviser and Sub-Adviser are clearly allocable or attributable on the basis of objective facts.

(e) The agreements to indemnify contained in this ARTICLE XII shall survive termination or expiration of this Addendum for a period of three (3) years after the effective date of such termination or expiration; provided, however, that with respect to any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) for which notice has been timely given within such three (3) year period, the indemnification period shall be extended until the final resolution of such Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim).

(f) A party having reason to believe that it may be entitled to indemnification under this ARTICLE XII shall give reasonably prompt written notice to the other party hereto from whom indemnification may be sought specifying in reasonable detail the nature and basis of any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) which may give rise to such indemnification but such notice shall not be a condition of such indemnification. The failure of the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE XII, unless the delay or failure to provide such notice prejudices an Indemnifying Party in a manner that demonstrably results in additional actual and direct damages to such Indemnifying Party, in which event such Indemnifying Party shall be relieved of such obligations, but only to the extent such additional actual and direct damages can be proved.

ARTICLE XIII
Limitations on Liability

Section 13.1                          Direct Damages. In the event Sub-Adviser shall be held liable to Adviser, for any matter arising out of, under, or in connection with this Addendum, whether based on an action or claim in contract, equity, negligence, tort, or otherwise, the amount of direct damages recoverable against Sub-Adviser for all events, acts or omissions shall not exceed, in the aggregate, an amount equal to the sum of all fees received by Sub-Adviser pursuant to this Addendum for a period of three (3) months prior to the date on which the claim or claims arose.

EXECUTION VERSION

Section 13.2                         No Indirect Damages. Neither Adviser nor Sub-Adviser shall be liable for any indirect, incidental, special, or consequential damages, punitive, exemplary, or other similar damages or amounts for loss of income, profits, or savings arising out of or relating to this Addendum.

ARTICLE XIV
General Provisions

Section 14.1                         Binding Effect. Adviser may not assign this Addendum without the prior written consent of Sub-Adviser which may be withheld in its sole discretion, and any assignment in violation of this Addendum shall be null and void. This Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

Section 14.2                         Severability. If any part of this Addendum, or the application thereof to any person or circumstance, is for any reason held invalid or unenforceable, it shall be deemed severable and the validity of the remainder of this Addendum or the applications of such provision to other persons or circumstances shall not be affected thereby.

Section 14.3                         Export Regulations. Adviser acknowledges that the Services and any direct products thereof may be subject to United States export laws, statutes and regulations, and that Adviser will at all times comply with the provisions of such laws, statutes and regulations including obtaining any necessary or required licenses. Adviser shall not export or re-export or otherwise transmit, directly or indirectly, the Services or any direct products thereof into, or use the Services or any direct products thereof in, any country prohibited or restricted under United States export laws, statutes or regulations or any other applicable laws.

Section 14.4                          Defined Terms. Any capitalized terms not defined herein shall have the meaning set forth in the Subadvisory Investment Management Agreement.

Section 14.5.                         Entire Agreement. This Addendum supersedes all prior and
contemporaneous agreements (including any Beta Extranet Agreements), understandings, inducements and conditions, express or implied, oral or written, or any nature whatsoever with respect to the subject matter hereof.

ARTICLE XV
Ongoing Testing

Periodically, Sub-Adviser may ask Adviser to beta test and evaluate certain additional CARA® tools and/or services that Sub-Adviser is developing. Sub-Adviser is willing to provide sample data, information or software from such additional services ("Test Data") to Adviser at no charge for a limited period of time provided that:

1. Adviser will use the Test Data solely for the purpose of evaluating the Test Data and Sub-Adviser's services within the Adviser's own organization and not for redistribution to any third party. Sub-Adviser, within its sole discretion and without further notice, may discontinue providing such Test Data at any time.

EXECUTION VERSION

2. The Adviser understands and acknowledges that in such instances the CARA® tools and or services would be in a beta format and the final format and content of the CARA® tools and/or services may be substantially different from the form presented to the Adviser. Additionally, Adviser acknowledges that as a result of the beta condition of such CARA® tools and/or services, some of the functionality may be impaired or nonexistent and the client as a beta tester agrees to inform Sub-Adviser of any bugs, glitches or other issues affecting the website.

ARTICLE XVI
Systems Requirements

The Adviser must be able to access the Internet via an Internet Service Provider of its choice at its own expense. Sub-Adviser's website is designed to work optimally with Microsoft Internet Explorer 6.0 service pack 1 and above. Certain sections of the website may not be viewable with other model browsers or older versions of Microsoft Internet Explorer. In addition, Adviser must use a Windows based PC to access Sub-Adviser's website and a broadband connection is highly recommended.

As standards change, Adviser may need to upgrade existing hardware or software in order to continue to access Sub-Adviser's website. Sub-Adviser's technical support is not responsible for Adviser's inability to access grneam.com for reasons beyond its control, including but not limited to:

1) Incompatible and/or deficient hardware, software, modem, operating system, communications or any other component.
2) Connectivity difficulties resulting from telephone communications, Adviser's ISP, Adviser's modem, Adviser's computer, telephone volume, traffic levels resulting in slow or no response time or incomplete data transmission;
3) Problems associated with Internet browsing software such as plug-in components, helper applications, enhancements, upgrades and add-ons, or versions older than those recommended.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the date and year first above written.

US ALLIANCE INVESTMENT CORPORATION	GENERAL-RE NEW ENGLAND ASSET MANAGEMENT, INC.
BY: /s/ Jack H. Brier Its: President	BY: /s/ Gerald T. Lynch Its: President

Taxpayer Identification Number: 45-5555289

EXECUTION VERSION

Exhibits

Exhibit A. The Services

Exhibit B-1. List of Eligible Users and Program Administration - Monthly Investment Accounting and Reporting Package

Exhibit B-2. List of Eligible Users and Program Administration - CARA° Toolset

EXECUTION VERSION

EXHIBIT A
Services

Sub-Adviser's CARA® system is an investment portfolio analytics system. It performs a wide range of analytics calculations on a wide range of securities, portfolios, and indices. The system runs on central site computers (currently in Trumbull, CT). Eligible Users utilize a desktop workstation or PC and Internet Service Provider to access the system. Adviser supplies the desktop equipment and Internet connection. The system includes:

-Use of Central Site software
-Access to Central Site Database (Indicative, Pricing, Historical)
-Downloading capability of calculated data

CARA® Toolset/Adviser Reports:

Market Monitors: A collection of "rich/cheap" tools used to analyze broad market indices, yield curves, spreads and specific asset classes.

Risk Portal: CARA's Risk Portal is a comprehensive suite of reports to aid in managing and assessing the risk in a portfolio. The suite of Risk Portal reports covers many topic areas including summary analysis, comparison analysis, concentration risk, surveillance, quality & ratings, transactions and liquidity analysis.

Investment Accounting and Reporting Package: Ability to electronically receive and print monthly investment accounting and reporting package directly from the website.

Data Warehouse: Ability to access holdings, analytics and security master details to develop and prepare reports. The data warehouse is another option to meet changing needs and ad hoc reporting requirements.

EXECUTION VERSION

EXHIBIT B-1

List of Eligible Users and Program Administrator
FOR GR-NEAM'S WEBSITE-
ACCESS TO MONTHLY INVESTMENT ACCOUNTING AND
REPORTING PACKAGE

US ALLIANCE INVESTMENT CORPORATION
4123 SW Gage Center Drive, Suite 240
Topeka, Kansas 66604

NAME	PHONE NUMBER	E-MAIL ADDRESS

Program Administrator: Jeff Brown	785-228-0200	jeffb@usalliancecorporation.com

Authorized Users: Jack H. Brier	785-228-0200	jackb@usaltiancecorporation.com
Don Schepker	785-228-0200	dons@usalliancecorporation.com

EXECUTION VERSION

EXHIBIT B-2

List of Eligible Users and Program Administrator
FOR GR-NEAM'S WEBSITE-
ACCESS TO CARA® TOOLSET

US ALLIANCE INVESTMENT CORPORATION
4123 SW Gage Center Drive, Suite 240
Topeka, Kansas 66604

NAME	PHONE NUMBER	E-MAIL ADDRESS
Program Administrator: Jeff Brown	785-228-0200	jeffb@usalliancecorporation.com

Authorized Users: Jeff Brown	785-228-0200	jeffb@usalliancecorporation.com jackb@usalliancecorporation.com dons@usalliancecorporation.com
Jack H. Brier	785-228-0200
Don Schepker	785-228-0200